Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Newfield Exploration Company of our report dated March 10, 2004 relating to the consolidated financial statements which appear in Newfield Exploration Company’s Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Houston, Texas

January 19, 2005